UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2004

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Simpson Manufacturing Co., Inc. (NYSE:SSD), announced today that on September 9, 2004, it and its subsidiary, Simpson Strong-Tie Company Inc., signed a definitive agreement to purchase substantially all of the assets of Quik Drive, U.S.A., Inc. (“Quik Drive USA”) and Quik Drive Canada Inc. (“Quik Drive Canada”) (including all of the issued and outstanding shares of capital stock of Quik Drive Australia Pty. Limited (“Quik Drive Australia”)), and certain patent rights owned by G. Lyle Habermehl, the sole stockholder of Quik Drive USA and Quik Drive Canada, for approximately $30 million in cash and $5 million in common stock to be issued by Simpson Manufacturing Co., Inc.  Quick Drive USA, Quik Drive Canada and Quik Drive Australia are in the business of developing, designing, manufacturing, marketing, distributing and selling collated screw fastening systems. The transaction is expected to close in October 2004, on satisfaction of various conditions.

Item 9.01                     Financial Statements and Exhibits

(c)                                  Exhibits:

Exhibit Number	Description

10.1

Asset Purchase Agreement, by and among Simpson Manufacturing Co., Inc., Simpson Strong-Tie-Company Inc., Quik Drive, U.S.A., Inc., Quik Drive Canada Inc. and G. Lyle Habermehl, dated as of September 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	September 10, 2004	By	/s/ Michael J. Herbert
Michael J. Herbert
Chief Financial Officer